                                                                    EXHIBIT 23.1

             REPORT ON SCHEDULE AND CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders

NetGravity, Inc. and Subsidiaries:

    The audits referred to in our report dated January 27, 1999, included the related financial statement schedule as of December 31, 1998, and for each of the years in the three-year period ended December 31, 1998, as listed in the accompanying index. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

    We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ KPMG LLP

                                          KPMG LLP


San Francisco, California
March 29, 1999